FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            ______________________

                                CURRENT REPORT

                        Pursuant to Section 13 of 15(d)
                  of the Securities and Exchange Act of 1934

                            _______________________

                        Date of Report:   May 30, 1997

                               F & M BANCORPORATION, INC.
            (Exact name of registrant as specified in its charter)

     Wisconsin                  0-14553               39-1365327
(State or other             (Commission File     (I.R.S. Employer
jurisdiction of                 Number)       Identification No.)
incorporation)

      ONE BANK AVENUE, KAUKAUNA, WISCONSIN               54130
    (Address of principal executive offices)           (Zip Code)





              Registrant's telephone number, including area code:
                                (414) 766-1717

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Item 2.     Acquisition or Disposition of Assets

      On May 30, 1997, F&M Bancorporation, Inc. ("F&M") consummated its previously announced acquisition of Wisconsin Ban Corp ("WBC") pursuant to a Plan and Agreement of Merger and Reorganization dated as of March 19, 1997 (the "Agreement"). Under the Agreement, WBC was merged into a wholly-owned subsidiary of F&M (the "Merger"). In the Merger, F&M issued an aggregate of 637,010 shares of F&M Common Stock, $1.00 par value ("F&M Common"), in a per share conversion ratio determined pursuant to a formula set forth in the Agreement, as amended and as adjusted to reflect F&M's 10% stock dividend paid in June 1997. In addition, outstanding WCB preferred stock was redeemed for approximately $350,000 in cash, and outstanding indebtedness of WCB to its shareholders and affiliates, in the amount of approximately $2.6 million (including accrued interest), was repaid in cash.

      The acquisition transaction was negotiated at arm's length between F&M and the directors of WBC (none of whom were or are affiliated with F&M, its affiliates, its directors and officers and their associates). F&M is accounting for the Merger using the pooling of interests method of accounting, and expects that prior period financial statements will be restated to reflect the acquisition.

      WBC was a holding company owning all of the outstanding shares of Prairie City Bank, a Wisconsin state bank with five full service offices in southwest Wisconsin. The bank has been renamed "F&M Bank - Prairie du Chien".

      Because of the relative sizes of F&M and WBC, F&M is not required to provide historical financial statements of WBC, or pro forma financial information of F&M reflecting the Merger.

Item 7.     Financial Statements and Exhibits

      (a) and (b) Financial statement filing requirements are not applicable because WBC does not meet the significance tests, as compared to F&M, which would require historical financial information of WBC or pro forma financial information of F&M in this Report.

      (c) Exhibits See the Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 3, 1997                      /s/ Daniel E. Voet
                                          Daniel E. Voet
                                          Chief Financial Officer
                                          and Treasurer







                           F&M BANCORPORATION, INC.

                                 EXHIBIT INDEX
                                      to
                            FORM 8-K CURRENT REPORT
                           Dated as of May 30, 1997

Exhibit
 Number                 Description
2.1(a)            Plan and Agreement of Merger and          Incorporated by
                  Reorganization dated as of                reference to
                  March 19, 1997 by and among F&M,          Exhibit 10.16 to
                  F&M Merger Corporation and WBC            F&M's Report on
                                                            Form 10-K for the
                                                            year ended
                                                            December 31, 1997

2.1(b)      Related letter dated May 8, 1997                Filed herewith